Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 21, 2013, with respect to the financial statements and supplemental schedule included in the Annual Report of the Healthcare Services Group, Inc. Retirement Savings Plan on Form 11-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of Healthcare Services Group, Inc. on Form S-8 (File No. 333-92835, effective December 15, 1999).

/s/ GRANT THORNTON LLP

Edison, New Jersey
June 21, 2013